AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 20th day of April, 2018, to the Fund Administration Servicing Agreement, dated as of April 6, 2011, as amended (the “Agreement”), is entered into by and between MANAGED PORTFOLIO SERIES, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of Managed Portfolio Series:

Exhibit Y, applicable to the Friess Small Cap Growth Fund, is hereby supserseded and replaced with the Exhibit Y attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANCORP FUND SERVICES, LLC

By: /s/ James R. Arnold	By: /s/ Anita Zagrodnik

Printed Name: James R. Arnold	Printed Name: Anita Zagrodnik

Title: President	Title: Senior Vice President

Exhibit Y to the Managed Portfolio Series Fund Administration Servicing Agreement

Name of Series	Date Added
Friess Small Cap Growth Fund	on or after May 10, 2017

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule at April, 2018
Annual Fee Based Upon Average Net Assets per Fund*
[…] basis points on the first $[…] million
[…] basis points on the next $[…] million
[…] basis points on the balance
Minimum Annual Fee: $[…] per fund (includes first two classes)

▪	Additional fee of $[…] for each additional class over two and/or for a Controlled Foreign Corporation (CFC)
▪	Additional fee of $[…] per manager/sub-advisor per fund
▪	Tax Free Transfer In-Kind Cost Basis Tracking* – $5,000 per sub-account per year

Services Included in Annual Fee Per Fund
▪	Advisor Information Source – On-line access to portfolio management and compliance information.
▪	Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
▪	USBFS Legal Administration (e.g., registration statement update)

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.

Data Services

Pricing Services

▪	$[…] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards
▪	$[…]– Domestic Corporates, Convertibles, Governments, Agencies, Currency Rates, Mortgage Backed
▪	$[…] – CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporates, Convertibles, Governments, Agencies, Asset Backed, High Yield
▪	$[…] – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
▪	$[…]– Bank Loans
▪	$[…]– Swaptions
▪	$[…] – Credit Default Swaps
▪	$[…] per Month Manual Security Pricing (>25per day)

Fair Value Services (Charged at the complex level)

▪	$[…] per security on the First 100 Securities
▪	$[…]per security on the Balance of Securities

Corporate Action and Factor Services (security paydown)

▪	$[…]per Foreign Equity Security per Month
▪	$[…]per Domestic Equity Security per Month
▪	$[…]per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)

▪	$[…] per security per month for fund administrative data
NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.
Miscellaneous Expenses
Including but not limited to, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), and additional services mutually agreed upon.

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.

Fees are calculated pro rata and billed monthly.

Exhibit Y (continued) to the Managed Portfolio Series Fund Administration Servicing Agreement

Fund Administration & Compliance Portfolio Services
 Supplemental Services Fee Schedule at April, 2018

Daily Compliance Services

▪	Base fee – $[…]per fund per year
▪	Setup – $[…]per fund group

Section 18 Compliance Testing

▪	$[…]set up fee per fund complex
▪	$[…] per fund per month

Section 15(c) Reporting

▪	$[…]per fund per standard reporting package*
▪	Additional 15c reporting is subject to additional charges
*Standard reporting packages for annual 15(c) meeting
-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
- Performance reporting package: Peer Comparison Report

Equity & Fixed Income Attribution Reporting

▪	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

BookMark Electronic Board Book Portal

▪	USBFS will establish a central, secure portal for Board materials using a unique client board URL.
▪	Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.
▪	Features password-protected, encrypted servers with automatic failover.
▪	Training and ongoing system support.
▪	Accessible from your smart phone or iPad.
▪	Allows multiple users to access materials concurrently.
▪	Searchable archive.
▪	Ability to make personal comments.

Annual Fee per Trust
▪	0 – 10 users – $[…]
▪	10 – 20 users – $[…]
▪	20 – 30 users – $[…]
▪	30 – 40 users – $[…]

Diligent Boardbooks

▪	Online portal to access board book documents. Each user will receive both online and offline capability access
▪	Minimum fee (includes 1 board, 1 committee and 12 users)
▪	12 users may consist of any combination of Board Members/ Executives and Administrators
▪	Accessing Entities and Individuals	Installation Fee	Annual Fee
Affiliate Package	$[…]	$[…]
Additional Boards	$[…]	$[…]
Additional Committees/Meeting Groups	$[…]	$[…]
Additional Online & Offline Users (Board Members/Execs)	$[…]	$[…]
Online and Offline Users (Administrative)	$[…]	$[…]

Additional Legal Administration Services

▪	Subsequent new fund launch – $[…]per project
▪	Subsequent new share class launch – $[…] per project
▪	Multi-managed funds – as negotiated based upon specific requirements
▪	Proxy – as negotiated based upon specific requirements

Exhibit Y (continued) to the Managed Portfolio Series Fund Administration Servicing Agreement

Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule at March, 2018

Chief Compliance Officer Annual Fees*

$[…] for the first fund (subject to Board approval)
$[…] for each additional fund (subject to change based on Board review and approval)
$[…] per sub-advisor per fund
Non-USBFS Distribution fee of $5,000 per year
Per advisor relationship, and subject to change based upon board review and approval.

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit Y.

Friess Associates, LLC

By: _____________________________

Printed Name: _____________________

Title: _____________________________                      Date: ______________